As filed with the Securities and Exchange Commission on August 8, 2005

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3030815
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

161 First Street

Cambridge, Massachusetts  02142

(617) 250-6000

(Address of Principal Executive Offices)

EPIX PHARMACEUTICALS, INC. AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

EPIX PHARMACEUTICALS, INC. AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

Michael D. Webb, Chief Executive Officer

EPIX Pharmaceuticals, Inc.

161 First Street

Cambridge, Massachusetts 02142

(617) 250-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

William T. Whelan, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $.01 par value	1,687,573	$8.67	$14,631,257.91	$1,722.10
Common Stock, $.01 par value	500,000	$8.67	$4,335,000.00	$510.23
Common Stock, $.01 par value	100,000	$8.67	$867,000.00	$102.05

(1)          The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon exercise of options which have been granted and/or may hereafter be granted under the EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Equity Incentive Plan and the EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan (collectively the “Option Plans”).  The maximum number of shares which may be sold upon exercise of options granted under the Option Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of such Option Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)          This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act.  The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (August 4, 2005) within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTES

1.                                       In accordance with General Instruction E to Part I of Form S-8 as promulgated by the Securities and Exchange

Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Option Plans.

2.             The content of the previously filed Registration Statement on Form S-8 (File No. 333-30531) of EPIX Pharmaceuticals, Inc. is hereby incorporated by reference.  The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1992 Equity Incentive Plan.

3.             The content of the previously filed Registration Statement on Form S-8 (File No. 333-30533) of EPIX Pharmaceuticals, Inc. is hereby incorporated by reference.  The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1996 Director Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

•                  Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 11, 2005 (File No. 000-21863);

•                  Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2005, filed on May 9, 2005 and for the fiscal quarter ended June 30, 2005, filed on August 5, 2005 (File No. 000-21863);

•                  Definitive Proxy Statement filed for the Registrant’s Annual Meeting of Stockholders held on June 2, 2005 (File No. 000-21863);

•                  Reports on Form 8-K filed on January 14, 2005, February 17, 2005, April 4, 2005, April 6, 2005, April 28, 2005, May 23, 2005, June 24, 2005, June 27, 2005, July 1, 2005, July 6, 2005, July 20, 2005 and July 27, 2005 (File No. 000-21863); and

•                  The description of the Registrant’s common stock contained in “Description of Capital Stock” in the registration statement on Form S-1 filed with the SEC on January 30, 1997 (File No. 333-17581) and any amendments or reports filed to update such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers.

        Incorporated herein by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-3 (File No. 333-117925) filed with the Commission on August 4, 2004.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

3.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-30531) and incorporated herein by reference.

3.2

Certificate of Amendment of Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-21863) and incorporated herein by reference.

3.3

Certificate of Amendment of Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 (File No. 000-21863) and incorporated herein by reference.

3.4	Form of Amended and Restated By-Laws of the Company. Filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-30531) and incorporated herein by reference.

4.1	Specimen certificate for shares of Common Stock of the Company. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-17581) and incorporated herein by reference.

5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. Filed herewith.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

99.1

EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Equity Incentive Plan, as amended. Filed as Appendix A to the Company’s 2004 Definitive Proxy Statement on Schedule 14A (File No. 000-21863) and incorporated herein by reference.

99.2

EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan, as amended. Filed as Appendix B to the Company’s 2004 Definitive Proxy Statement on Schedule 14A (File No. 000-21863) and incorporated herein by reference.

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 8th day of August 2005.

EPIX PHARMACEUTICALS, INC.

By:	/s/ Michael D. Webb
Michael D. Webb
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Webb	Chief Executive Officer and Director	August 8, 2005
Michael D. Webb	(Principal Executive Officer)

/s/ Robert Pelletier	Principal Accounting Officer	August 8, 2005
Robert Pelletier

/s/ Christopher F.O. Gabrieli	Chairman of the Board and Director	August 8, 2005
Christopher F.O. Gabrieli

/s/ Gregory D. Phelps	Director	August 8, 2005
Gregory D. Phelps

/s/ Mark Leuchtenberger	Director	August 8, 2005
Mark Leuchtenberger

/s/ Peter Wirth	Director	August 8, 2005
Peter Wirth